STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 21, 2011

Job Number: C20110921-2682
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110684197-99	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Richard Sifuentes
Certificate Number: C20110921-2682
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090101

Filed in the office of	Document Number 20110684197-99
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/21/2011 9:37 AM
	Entity Number E0005492011-9

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

AMPLE-TEE E0005492011-9

2. The articles have been amended as follows: (provide article numbers, if available)

document number 20110006693-48
entity number E0005492011-9
NAME OF CORPORATION IS HEREBY CORRECTED AS:

AMPLE-TEE, INC.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) ☐ incorporators ☒ board of directors

4. Effective date of filing: (optional)

01/05/2011 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X [signature] Authorized Signature

X Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.